Exhibit 32

CERTIFICATION OF CEO AND CFO
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of AMERIGROUP Corporation (the “Company”) on Form 10-K for the twelve-month period ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jeffrey L. McWaters, as Chief Executive Officer of the Company, hereby certifies to the best of his knowledge, and E. Paul Dunn, Jr., as Chief Financial Officer of the Company, hereby certifies to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

     /s/ Jeffrey L. McWaters

Jeffrey L. McWaters Chairman and Chief Executive Officer Date: March xx, 2005

     /s/ E. Paul Dunn, Jr.

E. Paul Dunn, Jr. Executive Vice President and Chief Financial Officer Date: March 8, 2005

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.